Exhibit 99.3


                             Financial Statements

                               Marshall Field's
                          Year Ended January 31, 2004






                               Marshall Field's

                             Financial Statements

                          Year Ended January 31, 2004




                                  Contents

Report of Independent Auditors.........................................1

Financial Statements

Results of Operations..................................................2
Statement of Financial Position........................................3
Statement of Cash Flows................................................4
Statement of Shareholder's Investment..................................5
Notes to Financial Statements..........................................6




                        Report of Independent Auditors

Target Corporation

We have audited the accompanying statement of financial position of Marshall Field's as of January 31, 2004 and the related results of operations, cash flows and shareholder's investment for the year ended January 31, 2004. These financial statements are the responsibility of Marshall Field's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marshall Field's at January 31, 2004 and the results of its operations and its cash flows for the period ended January 31, 2004, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 23, 2004


                                      1


                               Marshall Field's

                             Results of Operations
                                (In Thousands)

                          Year Ended January 31, 2004

Sales                                                       $2,458,660
Net credit card revenues                                       125,464
Total revenues                                               2,584,124

Cost of sales                                                1,428,512
Selling, general and administrative expense                    861,885
Credit card expense                                             48,436
Depreciation and amortization                                  115,715
Interest expense                                                47,225
Earnings before income taxes                                    82,351
Provision for income taxes                                      31,494
Net earnings                                                $   50,857

See accompanying notes.


                                      2


                               Marshall Field's

                         Statement of Financial Position
                                (In Thousands)

                               January 31, 2004

Assets
Current assets:
  Cash and cash equivalents                                 $   15,826
  Accounts receivable, net                                     647,032
  Inventory                                                    325,404
  Income taxes receivable                                       14,404
  Deferred taxes and other                                      70,340
Total current assets                                         1,073,006

Property and equipment
  Land                                                         104,553
  Buildings and improvements                                   790,594
  Fixtures and equipment                                       594,632
  Construction in progress                                      11,222
  Accumulated depreciation                                    (643,982)
Property and equipment, net                                    857,019

Due from affiliate                                           1,329,913
Prepaid pension and other                                      233,351
Total assets                                                $3,493,289

Liabilities and shareholder's investment
Current liabilities:
  Accounts payable                                          $  190,650
  Accrued liabilities                                          222,908
  Current portion of capital leases                                833
Total current liabilities                                      414,391

Note payable to affiliate                                      948,325
Capital leases, net of current portion                           9,036
Deferred taxes and other long-term liabilities                 188,190

Shareholder's investment:
  Common stock                                                       2
  Additional paid-in capital                                    11,645
  Retained earnings                                          1,921,700
Total shareholder's investment                               1,933,347
Total liabilities and shareholder's investment              $3,493,289

See accompanying notes.


                                      3


                               Marshall Field's

                            Statement of Cash Flows
                                (In Thousands)

                         Year Ended January 31, 2004

Operating activities
Net earnings                                                $   50,857
Reconciliation to cash flow:
  Depreciation and amortization                                115,715
  Bad debt provision                                            23,820
  Deferred tax provision                                        21,592
  Loss on disposal of fixed assets, net                          3,916
  Other non-cash items affecting earnings                         (853)
Changes in operating accounts providing cash:
  Accounts receivable                                           35,837
  Inventory                                                     (3,538)
  Income taxes receivable                                       34,204
  Other current assets                                          (3,252)
  Other assets                                                 (17,145)
  Due from affiliate                                          (137,111)
  Accounts payable                                              33,339
  Accrued liabilities                                          (36,495)
Cash flow provided by operating activities                     120,886

Investing activities
Expenditures for property and equipment                       (131,733)
Proceeds from disposals of property and equipment               17,725
Cash flow required for investing activities                   (114,008)

Financing activities
Dividends                                                      (12,453)
Reductions of capital leases                                      (833)
Cash flow required for financing activities                    (13,286)

Net decrease in cash and cash equivalents                       (6,408)
Cash and cash equivalents at beginning of year                  22,234
Cash and cash equivalents at end of year                    $   15,826

See accompanying notes.


                                      4


                               Marshall Field's

                     Statement of Shareholder's Investment
                                (In Thousands)

                              Additional
                    Common      Paid-In       Retained
                     Stock      Capital       Earnings        Total

February 1, 2003      $2        $ 5,079      $1,883,296     $1,888,377
Net earnings           -              -          50,857         50,857
Stock options          -          6,566               -          6,566
Dividends              -              -         (12,453)       (12,453)
January 31, 2004      $2        $11,645      $1,921,700     $1,933,347

See accompanying notes.


                                      5


                               Marshall Field's

                        Notes to Financial Statements

                               January 31, 2004


Summary of Accounting Policies

Organization

Marshall Field's, an operating segment of Target Corporation, is a traditional department store that emphasizes fashion leadership, quality merchandise and superior guest service. It is headquartered in Minneapolis, operates 62 stores and employs approximately 25,000 team members in 8 states in the upper Midwest. Marshall Field's offers credit to qualified guests through a proprietary store brand credit card program. Marshall Field's credit card operations drive revenue growth and are considered an integral component of our retail operations.

Consolidation

The financial statements include the balances of Marshall Field's and related liquor licensing entities (collectively, Marshall Field's) after elimination of material intercompany balances and transactions. The liquor entities are wholly owned subsidiaries of Target Corporation.

Use of Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results may differ from those estimates.

Fiscal Year

Our fiscal year ends on the Saturday nearest January 31. Unless otherwise stated, references to year in this report relate to fiscal year rather than to calendar year. Fiscal year 2003 consisted of 52 weeks.

Revenues

Revenue from retail sales is recognized at the time of sale. Net credit card revenues are comprised of finance charges and late fees from Marshall Field's proprietary credit card holders. Net credit card revenues are recognized according to the contractual provisions of the credit card agreement. If an account is written off, any uncollected finance charges or late fees are recorded as a reduction of credit card revenue. The amount of our retail sales charged to our credit cards was $1 billion in 2003.


                                      6


                                Marshall Field's

                    Notes to Financial Statements (continued)


Consideration Received From Vendors

We collect consideration from our vendors (referred to as "vendor income") primarily as a result of our promotional, advertising and compliance programs. Promotional and advertising allowances are intended to offset our costs of promoting and selling the vendors' merchandise in our stores and are recognized when we incur the cost or complete the promotion. Under our compliance programs, vendors are charged for merchandise shipments that do not meet our requirements, such as late or incomplete shipments. We record these allowances when the violation occurs.

In the first quarter of 2003, we adopted Emerging Issues Task Force (EITF) Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor. Under the new guidance, cash consideration received from a vendor is presumed to be a reduction of the prices of the vendor's products or services and should be classified as a reduction in cost of sales. If the cash consideration is for assets or services delivered to the vendor, it should be characterized as revenue. If the cash consideration is a reimbursement of costs incurred to sell the vendor's products, it should be characterized as a reduction of that cost. Due to the adoption of EITF Issue No. 02-16, certain vendor income items are classified as inventory purchases and recognized into income as the vendor's merchandise is sold. This treatment had no material impact on sales, cash flows or financial position for any period and had a positive impact of $1 million on pretax net earnings in 2003.

As required by EITF Issue No. 02-16, the guidance was applied on a prospective basis only. In 2003, we classified certain vendor income as inventory purchases that would have been classified as selling, general and administrative expense prior to the adoption of EITF Issue No. 02-16 as it did not meet the specific, incremental or identifiable criteria specified in the new guidance.

Buying and Occupancy Expenses

Buying expenses primarily consist of salaries and expenses incurred by our merchandising operations, while our occupancy expenses primarily consist of rent, depreciation, property taxes and other operating costs of our retail and distribution facilities. Buying and occupancy expenses classified in selling, general and administrative expenses were $139 million in 2003. In addition, we recorded $85 million of depreciation expense for our retail and distribution facilities in 2003.


                                      7


                                Marshall Field's

                    Notes to Financial Statements (continued)


Advertising Costs

Advertising costs, included in selling, general and administrative expense, are expensed as incurred and were $133 million for 2003. Advertising vendor income recorded within advertising expense was approximately $20 million in 2003.

Accounts Receivable

Accounts receivable are recorded net of an allowance for expected losses. The allowance, recognized in an amount equal to the anticipated future write-offs based on delinquencies, risk scores, aging trends, industry risk trends and our historical experience, was $25 million at January 31, 2004.

Inventory

Our inventory and the related cost of sales are accounted for under the retail inventory accounting method using the last-in, first-out (LIFO) basis. Inventory is stated at the lower of LIFO cost or market. In 2003, Marshall Field's inventory balance was $325 million. In 2003, we reduced our cumulative LIFO provision from $39 million to $24 million.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives. Depreciation expense for 2003 was $112 million. Accelerated depreciation methods are generally used for income tax purposes. Repair and maintenance costs were $25 million in 2003.

Estimated useful lives by major asset category are as follows:

  Buildings and improvements                                8-39 years
  Fixtures and equipment                                    4-15 years
  Computer hardware and software                               4 years

Property and equipment include an allocation of common assets from Target Corporation. The gross and net book values of these assets were $126 million and $47 million, respectively, at January 31, 2004.


                                      8


                                Marshall Field's

                    Notes to Financial Statements (continued)


We follow Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires companies to review long-lived assets when events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. In accordance with this guidance, all long-lived assets are reviewed when events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.

We review most assets at the store level, which is the lowest level of assets for which there are identifiable cash flows. The carrying amount of the store assets is compared to the expected undiscounted future cash flows to be generated by those assets over the estimated remaining useful life of the primary asset. Cash flows are projected for each store based upon historical results and expectations. In cases where the expected future cash flows and fair value are less than the carrying amount of the assets, those stores are considered impaired, and the assets are written down to fair value. Fair value is based on appraisals or other reasonable methods to estimate fair value. Impairment losses are included in depreciation expense for held and used assets and are included within selling, general and administrative expense on assets classified as held for sale. Our fixed asset impairment tests, performed in accordance with the applicable accounting guidance, assumed our business would continue indefinitely. Changes in these assumptions could impact the results of our analysis. We did not record an impairment loss for stores classified as held for use in 2003.

Intangible Assets

Intangible assets are recorded within other long-term assets at cost less accumulated amortization. Amortization is computed on intangible assets with definite useful lives using the straight-line method over estimated useful lives that range from 3 to 15 years. Amortization expense for 2003 was $4 million. At January 31, 2004, net goodwill and intangible assets were $110 million. These assets included $95 million of goodwill and intangible assets with indefinite useful lives.

Discounted cash flow models were used in determining fair value for the purposes of the required annual goodwill impairment analysis. Management used other market data to validate the results of our analysis. No impairments were recorded in 2003 as a result of the tests performed.


                                      9


                                Marshall Field's

                    Notes to Financial Statements (continued)


Accounts Payable

Our accounting policy is to reduce accounts payable when checks to vendors clear the bank from which they were drawn. Outstanding checks included in accounts payable were $50 million at January 31, 2004.

Commitments and Contingencies

At January 31, 2004, our debt, lease and royalty contractual obligations were as follows:

                                          Payments Due by Period
                                       Less Than                       After 5
                                Total    1 Year  1-3 Years  3-5 Years   Years
(In Thousands)

Long-term debt*              $  948,325  $    -   $     -    $     -  $948,325
Capital lease obligations**      13,412   1,717     3,470      3,640     4,585
Operating leases**               37,304   4,450     9,398      7,705    15,751
Royalties                         4,713   2,163     2,550          -         -
Contractual cash obligations $1,003,754  $8,330   $15,418    $11,345  $968,661

 * Required principal payments only.
** Total contractual lease payments.

Commitments for the purchase, construction, lease or remodeling of real estate, facilities and equipment were approximately $5 million at January 31, 2004.

Throughout the year, we enter into various commitments to purchase inventory. In addition to the accounts payable reflected in our statement of financial position, we had commitments with various vendors for the purchase of inventory as of January 31, 2004. These purchase commitments are cancelable by their terms. The above table excludes these commitments.


                                     10


                                Marshall Field's

                    Notes to Financial Statements (continued)


We are exposed to claims and litigation arising out of the ordinary course of business and use various methods to resolve these matters in a manner that serves the best interest of our shareholder and other constituents. The dispute resolution methods that we use include vigorous litigation, when necessary, and alternatives such as settlement discussions, where appropriate, to reduce the costs of litigation. Our policy is to fully disclose pending lawsuits and other known claims that we expect may have a material impact on our results of operations or financial position. However, management, after consulting with legal counsel, does not believe the currently identified claims and litigation meet this criterion.

Leases

Assets held under capital leases are included in property and equipment and are charged to depreciation and interest over the life of the lease. Operating leases are not capitalized and lease rentals are expensed. Rent expense on buildings, classified in selling, general and administrative expense, includes percentage rents that are based on a percentage of retail sales over stated levels. Total rent expense was $5 million in 2003. Most of the long-term leases include options to renew, with terms varying from 1 to 30 years. Certain leases also include options to purchase the property.

Future minimum lease payments required under noncancelable lease agreements existing at January 31, 2004 were:

                                                 Operating      Capital
                                                    Leases       Leases
(In Thousands)

2004                                               $ 4,450      $ 1,717
2005                                                 4,906        1,718
2006                                                 4,492        1,752
2007                                                 3,978        1,820
2008                                                 3,727        1,820
After 2008                                          15,751        4,585
Total future minimum lease payments                $37,304       13,412
Less interest                                                    (3,543)
Present value of minimum lease payments (includes
 current portion of $1 million)                                 $ 9,869


                                     11


                                Marshall Field's

                    Notes to Financial Statements (continued)


Income Taxes

Marshall Field's is included in the consolidated federal income tax return filed for Target Corporation and its subsidiaries. Marshall Field's tax provision was determined by applying Target Corporation's tax rates to Marshall Field's income and allowing for Marshall Field's tax credits.

Reconciliation of tax rates is as follows:

                                                                  2003

Federal statutory rate                                            35.0%
State income taxes, net of federal tax benefit                     2.9
Work opportunity tax credits                                      (0.4)
Other                                                              0.7
Effective tax rate                                                38.2%

The components of the provision for income taxes were:

                        Income Tax Provision: Expense

(In Thousands)                                                    2003

Current:
  Federal                                                      $ 8,658
  State                                                          1,244
                                                                 9,902
Deferred:
  Federal                                                       19,132
  State                                                          2,460
                                                                21,592
Total                                                          $31,494


                                     12


                                Marshall Field's

                    Notes to Financial Statements (continued)


The components of the net deferred tax assets/(liabilities) were:

                     Net Deferred Tax Assets/(Liabilities)

(In Thousands)                                              January 31,
                                                                  2004
Gross deferred tax assets:
  Self-insured benefits                                      $  11,744
  Deferred compensation                                         12,177
  Inventory                                                     13,904
  Accounts receivable valuation allowance                        9,428
  Postretirement health care obligation                         31,586
  Other                                                         23,171
                                                               102,010

Gross deferred tax liabilities:
  Property and equipment                                       (74,359)
  Pension                                                      (46,407)
  Other                                                        (32,888)
                                                              (153,654)
Total                                                        $ (51,644)

Other Long-Term Liabilities

In addition to the deferred taxes discussed above, the major components of other long-term liabilities at January 31, 2004 includes obligations for worker's compensation and general liability costs and retiree medical expenses.


                                     13


                                Marshall Field's

                    Notes to Financial Statements (continued)


Stock Option Plans

Certain key employees participate in Target Corporation stock option plans. These long-term incentive plans provide for the granting of stock options and performance share awards or a combination of awards which are granted in Target Corporation common stock. A majority of the awards are non-qualified stock options that vest annually in equal amounts over a four-year period. These options expire no later than ten years after the date of grant. Performance share awards are issuable in the future based upon the attainment of specified levels of future financial performance of Target Corporation as a whole.

Awards granted to key employees under the Target Corporation stock option plan are accounted for using the fair-value-based method to record stock-based compensation. Stock-based compensation expense for 2003 was $7 million.

Marshall Field's Participants Options and Performance Share Awards Outstanding

                                                                  Performance
                                       Options                       Shares

                       Total Outstanding    Currently Exercisable
                      Number of   Average    Number of   Average  Potentially
                       Options     Price*     Options     Price*   Issuable
(Options and shares in thousands)

February 1, 2003        4,375     $25.48       2,912     $21.19       46
Granted                   493      38.52                              51
Canceled                  (55)     35.15
Exercised                (468)     11.19
January 31, 2004        4,345     $28.38       2,966     $25.06       97


                                     14


                                Marshall Field's

                    Notes to Financial Statements (continued)


Options Outstanding

                       Options Outstanding       Currently Exercisable
   Range of         Number    Average  Average     Number     Average
Exercise Prices  Outstanding   Life**   Price*  Exercisable    Price*
(Options in thousands)

$ 5.81 - $ 9.99       537       2.7    $ 8.64        537       $ 8.64
$10.00 - $19.99       573       4.0     17.30        573        17.30
$20.00 - $29.99       539       5.0     26.38        539        26.38
$30.00 - $39.99     2,254       7.9     33.94      1,118        33.49
$40.00 - $41.16       442       8.1     40.84        199        40.80
Total               4,345       6.4    $28.38      2,966       $25.06

 * Weighted average exercise price.
** Weighted average contractual life remaining in years.

The Black-Scholes model was used to estimate the fair value of the options at grant date based on the following assumptions:

                                                                2003

Dividend yield                                                   0.8%
Volatility                                                      29.0%
Risk-free interest rate                                          3.0%
Expected life in years                                           5.0
Weighted average fair value at grant date                     $11.21

Defined Contribution Plans

Employees who meet certain eligibility requirements can participate in Target Corporation's defined contribution 401(k) plan by investing up to 80% of their compensation. We match 100% of each employee's contribution up to 5% of respective total compensation. Our contribution to the plan is initially invested in Target Corporation common stock. Benefits expense related to these matching contributions was $14 million in 2003.


                                     15


                                Marshall Field's

                    Notes to Financial Statements (continued)


In addition, certain employees participate in Target Corporation's other non-qualified, unfunded plans that allow participants who are otherwise limited by qualified plan statutes or regulations to defer compensation and earn returns either tied to the results of the 401(k) plan investment choices or market levels of interest rates. Marshall Field's recognized benefits expense for these non-qualified plans of $2 million in 2003.

Pension and Postretirement Health Care Benefits

We have qualified defined benefit pension plans that cover all employees who meet certain age, length of service and hours worked per year requirements. We also have unfunded non-qualified pension plans for employees who have qualified plan compensation restrictions. Benefits are provided based upon years of service and the employee's compensation. Retired employees also become eligible for certain health care benefits if they meet minimum age and service requirements and agree to contribute a portion of the cost.

The Medicare Prescription Drug, Improvements and Modernization Act of 2003 (the Act) was signed into law in December 2003. The Act introduces a prescription drug benefit under Medicare (Medicare Part D), as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a prescription drug benefit that is at least actuarially equivalent to Medicare Part D. In May 2004, the Financial Accounting Standards Board (FASB) issued Staff Position (FSP) No. 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003. This FSP is effective for interim or annual periods beginning after June 15, 2004. The accumulated postretirement benefit obligation and the net periodic benefit cost in these financial statements do not reflect the effect of the subsidy because we have not yet concluded whether the benefits provided by our plan are actuarially equivalent to Medicare Part D under the Act.


                                     16


                                Marshall Field's

                    Notes to Financial Statements (continued)


Obligations and Funded Status at October 31, 2003

                        Change in Benefit Obligation

                                                                  Postretirement
                                                       Pension     Health Care
                                                       Benefits     Benefits
(In Thousands)

Benefit obligation at beginning of measurement period  $335,427     $ 79,563
Service cost                                             10,778          393
Interest cost                                            21,755        5,323
Actuarial loss                                           42,708        1,423
Benefits paid                                           (25,099)      (6,443)
Benefit obligation at end of measurement period        $385,569     $ 80,259

                           Change in Plan Assets

                                                                  Postretirement
                                                       Pension     Health Care
                                                       Benefits     Benefits
(In Thousands)

Fair value of plan assets at beginning of measurement
  period                                               $352,037     $      -
Actual return on plan assets                             67,217            -
Employer contribution                                    21,894        6,443
Benefits paid                                           (24,623)      (6,443)
Fair value of plan assets at end of measurement period $416,525     $      -

Funded status                                          $ 30,956     $(80,259)
Unrecognized actuarial loss/(gain)                      104,613       (3,447)
Unrecognized prior service cost                         (12,981)         889
Net amount recognized                                  $122,588     $(82,817)


                                     17


                                Marshall Field's

                    Notes to Financial Statements (continued)


Amounts recognized in the statement of financial position consist of:

                                                                  Postretirement
                                                       Pension     Health Care
                                                       Benefits     Benefits
(In Thousands)

Prepaid benefit cost                                  $122,588      $      -
Accrued benefit cost                                         -       (82,817)
Net amount recognized                                 $122,588      $(82,817)

The accumulated benefit obligation for all defined benefit pension plans was $355 million at October 31, 2003. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with an accumulated benefit obligation in excess of plan assets were $1 million, $1 million and $-0-, respectively, as of October 31, 2003.

Net Pension and Postretirement Health Care Benefits Expense

                                                                  Postretirement
                                                       Pension     Health Care
                                                       Benefits     Benefits
(In Thousands)

Service cost benefits earned during the period        $ 10,778      $    393
Interest cost on projected benefit obligation           21,755         5,323
Expected return on assets                              (35,552)            -
Recognized losses                                        5,545            61
Recognized prior service cost                           (1,807)          386
Total                                                 $    719      $  6,163

The amortization of any prior service cost is determined using a straight-line amortization of the cost over the average remaining service period of employees expected to receive benefits under the plan.


                                     18


                                Marshall Field's

                    Notes to Financial Statements (continued)


Assumptions

Weighted average assumptions used to determine benefit obligations at October 31, 2003:

                                                                  Postretirement
                                                       Pension     Health Care
                                                       Benefits     Benefits

Discount rate                                            6.25%        6.25%
Average assumed rate of compensation increase            3.25          n/a

Weighted average assumptions used to determine net periodic benefit cost for the year ended October 31, 2003:

                                                                  Postretirement
                                                       Pension     Health Care
                                                       Benefits     Benefits

Discount rate                                            7.00%        7.00%
Expected long-term rate of return on plan assets         8.50          n/a
Average assumed rate of compensation increase            4.00          n/a

Our rate of return on qualified plans' assets has averaged 5.4% and 9.6% per year over the five-year and ten-year periods ended October 31, 2003 (our measurement date). After that date, we reduced our expected long-term rate of return on plans' assets to 8.0% per year.

An increase in the cost of covered health care benefits of 6.0% was assumed for 2003 and 2004. The rate is assumed to remain at 6.0% in the future. The health care cost trend rate assumption may have a significant effect on the amounts reported.


                                     19


                                Marshall Field's

                    Notes to Financial Statements (continued)


A 1% change in assumed health care cost trend rates would have the following effects:

                                                              1%         1%
                                                           Increase   Decrease
(In Thousands)
Effect on total of service and interest cost components of
  net periodic postretirement health care benefit cost $ 334 $ (315) Effect on the health care component of the postretirement
  benefit obligation                                         4,816     (4,575)

Additional Information

Our pension plan weighted average asset allocations at October 31, 2003 by asset category are as follows:

                                                              2003
Asset category
  Equity securities                                            56%
  Debt securities                                              26
  Real estate                                                   5
  Other                                                        13
Total                                                         100%

Our asset allocation strategy for 2004 targets 55% in equity securities, 25% in debt securities, 5% in real estate and 15% in other assets. Equity securities include Target Corporation common stock in amounts substantially less than 0.5% of total plan assets at October 31, 2003. Other assets include private equity, mezzanine and distressed debt and timber. Our expected long-term rate of return assumptions as of October 31, 2003 are 8.5%, 5.5%, 7.0% and 10.0% for equity securities, debt securities, real estate and other assets, respectively.

Contributions

Given the qualified pension plans' funded position, we are not required to make any contributions in 2004. In similar situations in the past, we have chosen to make discretionary contributions for various purposes, including minimizing Pension Benefit Guaranty Corporation premium payments and maintaining the fully funded status of the plans. In 2004, such discretionary contributions could range from $-0- to $35 million. We expect to make contributions in the range of $5 million to $10 million to our other postretirement benefit plans in 2004.


                                     20


                                Marshall Field's

                    Notes to Financial Statements (continued)


Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

                                                                  Postretirement
                                                       Pension     Health Care
                                                       Benefits     Benefits
(In Thousands)

2004                                                  $  25,000     $   6,854
2005                                                     25,000         7,128
2006                                                     25,000         7,413
2007                                                     25,000         7,672
2008                                                     25,000         7,941
2009-2013                                               125,000        42,730

Related-Party Transactions

Note Payable

Marshall Field's holds a note payable to Target Corporation for $948 million maturing in 2011 at a rate to be calculated each year that is equal to Target Corporation's interest expense for the fiscal year divided by Target Corporation's average debt outstanding for the fiscal year (4.9% in 2003). Accrued interest at January 31, 2004, was $38 million.

Shared Services

Certain shared services, such as technology support, finance, assets protection, facility operations, property development and transportation, are provided by Target Corporation. The costs of providing these services are allocated to Marshall Field's without a premium through corporate expense allocation processes. The total expenses charged to Marshall Field's during 2003 were $54 million. These expenses are reflected in selling, general and administrative expenses.


                                     21


                                Marshall Field's

                    Notes to Financial Statements (continued)


In addition to the shared services, Target Corporation pays Marshall Field's employees' health plan, dental plan and life insurance claims and transfers the costs to Marshall Field's. The claim transfers totaled $48 million in 2003.

Associated Merchandising Company (AMC), a wholly owned subsidiary of Target Corporation, provides inventory sourcing services to Marshall Field's. During 2003, inventory purchases using AMC sourcing services were $53 million. The amount owed to AMC associated with those purchases was $6 million at January 31, 2004.

The above transactions occurred in the normal course of business during the year.

Accounting Pronouncements

2004 Adoptions

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51 (FIN 46). FIN 46 will be effective no later than the end of the first reporting period that ends after March 15, 2004. FIN 46 requires the consolidation of entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interest in the entity. Currently, entities are generally consolidated by an enterprise when it has a controlling financial interest through ownership of a majority voting interest in the entity. We do not expect the adoption of FIN 46 to have a material impact on our net earnings, cash flows or financial position.

2003 Adoptions

In the first quarter of 2003, we adopted SFAS No. 143, Accounting for Asset Retirement Obligations. The adoption did not have an impact on current year net earnings, cash flows or financial position.

In the first quarter of 2003, we adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred instead of recognizing the liability at the date of commitment to an exit plan as was previously allowed. The adoption of SFAS No. 146 did not have a material impact on current year net earnings, cash flows or financial position.


                                     22


                                Marshall Field's

                    Notes to Financial Statements (continued)


In the second quarter of 2003, we adopted SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments and is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have an impact on current year net earnings, cash flows or financial position.

In the third quarter of 2003, we adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 clarifies the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and is effective for financial instruments entered into or modified after May 31, 2003 or otherwise for the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on current year net earnings, cash flows or financial position.

Subsequent Events

Subsequent to January 31, 2004, Target Corporation reached an agreement to sell substantially all of the operating assets of Marshall Field's for approximately $3.2 billion in cash. The sale, which is subject to regulatory approval, is expected to be finalized during fiscal year 2004.


                                     23